UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

001-35882	43-2099257
(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Performance Share Awards. On February 23, 2015, the Compensation Committee (“Committee”) of the Board of Directors of Blackhawk Network Holdings, Inc. (the “Company”) approved the grant of awards of performance shares (the “Performance Shares”) to the Company’s named executive officers. Pursuant to the Performance Share awards, each executive is eligible to earn, vest in, and receive a number of shares of the Company’s Class A Common Stock ranging from 0% - 200% of the target number of Performance Shares granted and set forth in the table below (for each executive, the “Target Performance Shares”), based on the attainment of the Company’s adjusted operating revenue growth and adjusted pre-tax earnings per share growth at certain levels (each, a “Performance Metric”) during a performance period that consists of the Company’s 2015 fiscal year running from January 4, 2015 through January 2, 2016 (the “2015 Performance Period”) and a separate performance period that consists of Company’s 2016 fiscal year running from January 3, 2016 through December 31, 2016 (the “2016 Performance Period” and together with the 2015 Performance Period, the “Performance Periods”), as measured against the Company’s adjusted operating revenue and adjusted pre-tax earnings per share for the immediately previous fiscal year. The Target Performance Shares granted to each executive are as follows and are allocated 50% to the 2015 Performance Period and 50% to the 2016 Performance Period:

Executive	Target Performance Shares Granted
William Tauscher	50,500
Talbot Roche	21,100
Jerry Ulrich	9,850
David C. Tate	6,050
Christopher C. Crum	6,050
David E. Durant	5,100

Performance Shares will become earned and eligible to vest based on achievement of minimum, target and maximum goals, respectively, for each Performance Metric during each of the Performance Periods. The maximum number of Performance Shares that can be earned and thus eligible to vest is 200% of the Target Performance Shares, which represents achievement of the maximum goal for each Performance Metric during each Performance Period. The threshold number of Performance Shares that can be earned and thus eligible to vest is 50% of the Target Performance Shares, which represents achievement of the minimum goal for each Performance Metric during one Performance Period. If the target goals for each Performance Metric are achieved during each of the Performance Periods, 100% of the Target Performance Shares will be earned and thus eligible to vest. If the Company does not achieve at least the minimum goal for both Performance Metrics during a Performance Period, then all of the Performance Shares eligible to vest based on performance during such Performance Period will be forfeited.

Performance Shares earned during the 2015 Performance Period and the 2016 Performance Period in accordance with the Company’s achievement of the Performance Metrics will vest in full on January 4, 2018, subject to the executive’s continued service.

Any Performance Shares that remain unvested as of the date on which an executive’s service terminates and any Performance Shares that do not vest as a result of the failure to achieve the applicable performance goals will be forfeited. However, upon a termination (i) without “cause” or for “good reason”, in either case, within 24 months after a “change in control” (as each term is defined the Company’s Executive Change in Control Severance Plan) or (ii) due to death or disability on or after February 23, 2016, any earned Performance Shares will vest and any unearned Performance Shares will vest at the applicable target. In addition, upon a retirement on or after February 23, 2016, any earned Performance Shares will vest and any unearned Performance Shares will remain outstanding and eligible to vest based on the Company’s achievement of the Performance Metrics.

The foregoing description of the Performance Share awards does not purport to be complete and is qualified in its entirety by reference to the Form of Performance Share Award Agreement, a copy of which will be attached to the Company’s Form 10-Q for the first quarter ending March 28, 2015.

Base Salary Increases. On February 23, 2015, the Committee approved a base salary increase for 2015 for Talbott Roche, the Company’s President, and Jerry Ulrich, the Company’s Chief Financial Officer and Chief Administrative Officer. Ms. Roche’s 2015 base salary will be $650,000, representing an increase of 18.2% over her 2014 base salary. Mr. Ulrich’s 2015 base salary will be $450,000, representing an increase of 12.5% over his 2014 base salary.
Item 8.01    Other Events.
On February 23, 2015, the Company issued a press release announcing that its Board of Directors has authorized and will recommend that stockholders approve a proposal to eliminate its dual-class common stock structure by converting all outstanding shares of the Company’s Class B common stock into shares of Class A common stock on a one-for-one basis, and rename the Class A common stock as “common stock.” The conversion proposal will require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of Class A common stock and Class B common stock voting as a single class, as well as the affirmative vote of the holders of a majority of the Class B common stock voting as a single class.
The Board of Directors has established a record date of March 26, 2015 for the Company’s annual meeting of stockholders scheduled for May 20, 2015, at which annual meeting the Company’s stockholders will consider the conversion proposal, among others.
Additional Information
Stockholders are urged to read the proxy statement regarding the proposed conversion when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings containing information about Blackhawk, without charge, at the SEC’s website at www.sec.gov and on the Investor Relations page of Blackhawk’s website located at ir.blackhawknetwork.com. Copies of the proxy statement and any filings with the SEC that will be incorporated by reference in the proxy statement also can be obtained, without charge, by directing a request to Patrick Cronin of Blackhawk Network Investor Relations, by phone to (925)226-9937; or in writing to Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588; or by email to investor.relations@bhnetwork.com.
The directors and executive officers of Blackhawk and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Blackhawk’s directors and executive officers is available in the proxy statement dated April 10, 2014 for the Annual Meeting of Shareholders held on May 21, 2014, which was filed with the SEC on April 10, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated February 23, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK NETWORK HOLDINGS, INC.

Date: February 23, 2015	By:	/s/ David E. Durant
	Name:	David E. Durant
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 23, 2015